Exhibit 10.2
DATED                    2010
IPG PHOTONICS CORPORATION
and
THE RUSSIAN CORPORATION OF NANOTECHNOLOGIES

PUT AND CALL OPTION AGREEMENT
relating to the participation share in the
share capital of Limited Liability Company “Scientific and
Technical Association “IRE-Polus”

DATE: ________________________
PARTIES:
(1)	IPG Photonics Corporation a company incorporated under the laws of Delaware, the United States of America and having its registered office at 50 Old Webster Road, Oxford, MA 01540 USA (the “Purchaser”); and

(2)	The Russian Corporation of Nanotechnologies, a legal entity incorporated and existing under the laws of the Russian Federation with Main State Registration Number 1077799020452 and having its registered office at 12a Nametkina Street, Moscow, 117420, Russia (the “Seller”).
RECITALS:
(A)	On ______________, 2010, IPG Laser GmbH (a subsidiary of the Purchaser), the Seller, Purchaser and Limited Liability Company “Scientific and Technical Association “IRE-Polus” entered into an investment agreement (the “Investment Agreement”) relating to the implementation of the investment project for the accelerated development of manufacturing of advanced fibre lasers and amplifiers and related equipment in the Russian Federation, pursuant to which the Seller undertook to make a cash investment in the Company (as defined below) by subscribing for the Share (as defined below);

(B)	The parties to this Agreement wish to grant to each other options in respect of the Share (as defined below) on the terms and subject to the conditions of this Agreement.
TERMS AGREED
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement, the following terms shall have the following meanings:

“Agreement” means this Agreement;

“Business Day” means a day on which banks are generally open for the conduct of normal banking business (other than a Saturday, a Sunday or public holidays) in Moscow, the Russian Federation and in Boston, Massachusetts, USA;

“Call Exercise Notice” means notice of exercise of the Call Option given by the Purchaser to the Seller substantially in the form attached at Schedule 1;

“Call Option” means the call option granted by the Seller to the Purchaser under clause 2.1;

“Call Option Completion” means a completion of the matters set out in clause 7.2;

“Call Option Exercise Period” means the period commencing on the third anniversary and expiring on the seventh anniversary of the IA Completion under the Investment Agreement (both dates inclusive); and

“Call Option Price” means the price for the Share (or a part thereof) payable by the Purchaser to the Seller referred to in clause 4;

“Company” means Limited Liability Company “Scientific and Technical Association “IRE-Polus”, a legal entity established and existing under the laws of the Russian Federation with Main State Registration Number 1025007069493 and whose registered office is at Russia, 141190, Moscow Region, Fryazino, 1 Academic Vvedentsev Square, or any successor thereof;

“Compensation” means the sum of:
(i)	any amount paid or payable by the Company or IPG Laser or the Purchaser to the Seller under a Warranty claim brought by the Seller (or its successor) pursuant to the Investment Agreement which claims are not related to a third party claim against the Seller; plus

(ii)	any amount in excess of US$25,000,000 paid or payable by the Company or IPG Laser under a claim brought by the Seller (or its successor) to reimburse any sums it incurred as a direct result of a final court judgment or arbitral award granted to a third party against the Seller related to a breach of Warranty by the Company or IPG Laser or the Purchaser; less

(iii)	properly documented external legal and financial consultants’ fees, but not in excess of US$1,000,000 in the aggregate, incurred by the Seller in connection with all of the circumstances in (i) or (ii) immediately above and to be reimbursed by the Company or IPG pursuant to the Investment Agreement,

(provided that in the event the Seller at its discretion will waive its rights to receive any amount outstanding at the time of exercise of the Put Option and payable by the Company or IPG Laser or the Purchaser to the Seller under a Warranty claim brought by the Seller (or its successor) pursuant to the Investment Agreement, then such amount of so waived claim shall not be included in the calculation of the amount of Compensation for the purposes of the Call Option Price and Put Option Price calculations).
“Completion” means either the Call Option Completion or the Put Option Completion (as the context requires);

“Completion Date” means the date upon which a Completion takes place;

“Dilution” means any decrease of the size of the Share, other than by way of exercise of any Option in compliance with this Agreement; and term “Diluted” shall be construed accordingly;

“Dispose” includes to transfer whether for consideration or otherwise, sell, assign, convey, dispose, pledge of Shares, grant any option over or create any security interest over, and “Disposal” and “Disposed” shall be construed accordingly;

“Encumbrance” means any mortgage, blocking order, arrest, order preventing the sale of any assets, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same and “Unencumbered” and “Encumber” shall be construed accordingly;

“Exercise Notice” means a Call Exercise Notice or a Put Exercise Notice (as the case may be);

“IA Completion” means the completion of the initial investment by the Seller under the Investment Agreement;

“IFRS” means International Financial Reporting Standards adopted by the International Accounting Standards Board;

“IPG Laser” means IPG Laser GmbH, a legal entity organized and existing under the laws of Germany with the registration number [•] and having its registered address at Siemensstrasse 7, D-57299 Burbach, Germany;

“IPG Stock” has the meaning given to that term in clause 5.2(a);
“IPG Stock Purchase Agreement” has the meaning given to that term in clause 8.2(e);

“Option” means either or both of the Call Option and the Put Option (as the context requires);

“Participants Agreement” means the agreement on the exercise of participant’s rights entered into by the Seller, the Purchaser and IPG Laser in relation to the Company on the IA Completion;

“Permanent Equity” has the meaning given to that term by the Financial Accounting Standards Board (FASB), of the United States of America;

“Put Exercise Notice” means notice of exercise of the Put Option given by the Seller to the Purchaser substantially in the form attached at Schedule 2;

“Put Option” means the put option granted by the Purchaser to the Seller under clause 2.2;

“Put Option Completion” means the completion of the matters set out in clause 8.2;

“Put Option Exercise Period” means the period commencing on the fifth anniversary and expiring on the seventh anniversary of the IA Completion under the Investment Agreement (both dates inclusive); and

“Put Option Price” means the price for the entire Share payable by the Purchaser to the Seller referred to in clause 5;

“Share” means the participation share of up to 25.01% held from time to time by the Seller in the share capital of the Company (or a part thereof, as the case may be and as the context may require);

“Transfer Agreement” has the meaning given to that term in clause 3.5(a);

“US GAAP” means accepted accounting principles generally accepted in the United States of America.
1.2	Statutory provisions

All references to statutes, statutory provisions or enactments shall include references to any consolidation, re-enactment, modification or replacement of the same, any statute, statutory provision or enactment of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Agreement would extend or increase the liability of either party to the other under this Agreement.

1.3	Recitals, schedule, etc.

References to this Agreement include the recitals and schedules which form part of this Agreement for all purposes. References in this Agreement to the parties, the recitals, schedules and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals and schedules to and clauses of this Agreement.

1.4	Meaning of references

Save where specifically required or indicated otherwise:

(a)	words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

(b)	references to a party are to the party under this Agreement and its legal successors and assignees;

(c)	references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

(d)	the words “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(e)	any reference to “writing” or “written” includes any method or reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail; and

(a)	references to “US dollar” or “USD” are to the lawful currency of the United States of America as at the date of this Agreement;

(f)	references to “ruble” or “RUR” are to the lawful currency of the Russian Federation as at the date of this Agreement; and

(g)	any reference to a “designee” of a party shall be a reference to such person as has been designated for the relevant purpose by notice of the designating party to the other party hereto.
1.5	Headings

Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.

2.	GRANT OF THE OPTIONS

2.1	In consideration of the grant of the Put Option, the Seller grants to the Purchaser an option to purchase from the Seller the Share (or, subject to the provision of clause 3.6, a part thereof) with full title guarantee free from any Encumbrance for the Call Option Price on the terms and subject to the conditions of this Agreement.

2.2	In consideration of the grant of the Call Option, the Purchaser grants to the Seller an option to sell the Share (or, subject to the provision of clause 3.6, a part thereof) to the Purchaser with full title guarantee free from any Encumbrance for the Put Option Price on the terms and subject to the conditions of this Agreement.

3.	EXERCISE OF THE OPTIONS

3.1	Subject to the provisions of clause 6, the Purchaser may exercise the Call Option by serving a Call Exercise Notice on the Seller:

(a)	at any time after the date of this Agreement but prior to the seventh anniversary of the IA Completion under the Investment Agreement (inclusive), provided that at the time of such exercise:
(i)	the Purchaser is unable to consolidate the financial results of the Company under US GAAP or IFRS and provided that such inability does not arise as a result of any failures, errors or omissions solely within the control of the Purchaser; or

(ii)	the Purchaser is required under US GAAP or IFRS to account for the Put Option on its balance sheet as a liability or other than a Permanent Equity (it being agreed that nothing in this Agreement shall be interpreted to require the Purchaser to change its accounting system from US GAAP to IFRS or IFRS to US GAAP to avoid the accounting treatment discussed in this clause) and provided that such requirement does not arise as a result of any failures, errors or omissions solely within the control of the Purchaser; or

(iii)	Dilution below 10.01% in the charter capital of the Company has occurred.
(b)	at any time during the Call Option Exercise Period.
The Call Option shall lapse if not exercised by the last day of the Call Option Exercise Period.
3.2	Subject to clause 6, the Seller may exercise the Put Option by serving a Put Exercise Notice on the Purchaser:
(a)	at any time during the Put Option Exercise Period; or

(b)	Dilution below 10.01% in the charter capital of the Company has occurred at any time after the date of this Agreement but prior to the fifth anniversary of the IA Completion under the Investment Agreement (inclusive).
The Put Option shall lapse if not exercised by the last day of the Put Option Exercise Period.
3.3	The Purchaser may exercise the Call Option under clause 3.1(a) only once and only in respect of the entire Share and not a part thereof, and the Purchaser may exercise the Call Option under clause 3.1(b) in respect of the entire Share or any part thereof, one or more times, subject to clause 3.6.

3.4	The Seller may exercise the Put Option under clause 3.2(a) in respect of the entire Share or any part thereof, one or more times, subject to clause 3.6, and the Seller may exercise the Put Option under clauses 3.2(b) only once and only in respect of the entire Share and not a part thereof.

3.5	An Exercise Notice shall constitute a legally binding contract between the Seller and the Purchaser for the sale and purchase of the Share (or a part thereof, as the case may be) and/or IPG Stock (or a part thereof, as the case may be) free from any claim, charge, lien or other Encumbrance, and with all rights attached thereto at the Completion Date, such sale and purchase to be effected:
(a)	with respect to the Shares by means of a transfer agreement between the Seller and the Purchaser and/or the Purchaser’s designee substantially in the form attached at schedule 3 (the “Transfer Agreement”); and

(b)	with respect to the IPG Stock by means of the IPG Stock Purchase Agreement between the Seller and the Purchaser and/or the Purchaser’s designee substantially in the form attached at schedule 4.

3.6	In the event of any partial exercise of an Option in accordance with this Agreement:
(a)	a part of the Share in respect of which the Option is exercised may not at any time be (i) less than 5% in the charter capital of the Company; and (ii) such that upon its acquisition by the Purchaser the Share would become less than 10.01% in the charter capital of the Company; and

(b)	the Share remaining after the partial exercise of an Option may not at any time be less than 10.01% in the charter capital of the Company.
3.7	Use of investment proceeds
(a)	In the event an Option is exercised in respect of the entire Share, the parties shall procure that to the extent there are funds outstanding in the special bank account opened by the Company pursuant to the Investment Agreement for the purposes of keeping investment funds received from the Seller (including any accrued interest), such funds shall be used first to repay the Put Option Price or Call Option Price, as applicable (provided that no such obligation shall arise to the extent that it is prohibited under Russian law or special regulations applicable to the Seller or its controlling Person and provided further that the Seller may request from the Purchaser and the Company all necessary documentation in connection with such repayment.

(b)	The Purchaser undertakes with the Seller that such repayment by the Company of the Put Option Price or Call Option Price shall be in full compliance with Russian law and the Company’s charter and there will be no legal grounds for the Company to claim the paid money back from the Seller. In case of the repayment by the Company of the Put Option Price or the Call Option Price, such repayment will be in Roubles at the official RUR/USD rate set by the Central Bank of the Russian Federation for the day immediately preceding the date of the Completion.

(c)	Notwithstanding the foregoing, the Seller agrees that after the payment in full for the entire Share, the Company shall not be limited in use of the funds outstanding in the special bank account for any purpose or reason.
4.	CALL OPTION PRICE

4.1	Call Option Price
The Call Option Price shall be calculated in US Dollars in accordance with the following formula:

P = R*((I1+(I1*IRRx)*(N1/365))+(Ix+(I x*IRRx)*(Nx/365)) – D), where

‘P’ is the Call Option Price;

‘R’ is (i) a part of the Share in respect of which the Purchaser exercised the Call Option, expressed as a fraction where the Share owned by the Seller on the date of the Exercise Notice shall be used in the denominator (defined as the percentage of the entire share capital of the Company on the date of the Exercise Notice) and the numerator is the part of the Share in respect of which the Purchaser exercised the Call Option (defined as the percentage of the entire share capital of the Company on the date of the Exercise Notice); or (ii) ‘1’ in case the Purchaser exercised the Call Option in respect of the entire Share;

‘I1’ is the total initial cash contribution made by the Seller for the Share at the IA Completion as envisaged by the Investment Agreement, net of taxes paid by the Company on the investment (the “Initial Investment Amount”).

‘IRRx’ is the internal rate of return for the investment made by the Seller being the following: (a) if the Call Option is exercised under clause 3.1(a) hereof (at any time after the date of this Agreement but prior to the seventh anniversary of the IA Completion (inclusive)), then 0.08; and (b) if the Call Option is exercised under clause 3.1(b) hereof: then (i) 0.10, if the Call Option is exercised in the period commencing on the third and ended on the day prior to the fourth anniversary of the IA Completion under the Investment Agreement (inclusive); or (ii) 0.09, if the Call Option is exercised in the period commencing on the fourth and ended on the day prior to the fifth anniversary of the IA Completion (inclusive); or (iii) 0.08, if the Call Option is exercised on or after the fifth anniversary of the IA Completion;

‘Ix’ is the amount of each subsequent cash contribution made by the Seller for additional share capital of the Company prior to the fifth anniversary of the IA Completion pursuant to the terms of the Investment Agreement, net of taxes paid by the Company on the investment (the “Subsequent Investment Amount”);

‘N1’ is the number of days lapsed from the date of the crediting of the Initial Investment Amount in full to the Company’s bank account (inclusive) until the date of debiting of the Call Option Price from the Purchaser’s bank account (inclusive);

‘Nx’ is the number of days lapsed from the date of the crediting of the relevant Subsequent Investment Amount to the Company’s bank account (inclusive) until the date of debiting of the Call Option Price from the Purchaser’s bank account (inclusive);

‘D’ is the sum of all (i) funds that the Seller has received from IPG in respect of the Share in connection with the partial exercise of the Call Option and/or Put Option; plus (ii) Compensation. In the event that ‘P’ is a negative number as a result of the deduction of any ‘D’ amounts, the Call Option Price shall be deemed equal ‘0’;

‘*’ is the mathematical symbol of multiplication;

‘+’ is the mathematical symbol of addition;

‘/’ is the mathematical symbol of division.

For the avoidance of doubt the ‘(Ix+(Ix*IRRx)*(Nx/365))’ part of the formula shall apply in respect of each subsequent cash contribution made by the Seller. For illustration purposes, the calculation of the Call Option Price is set forth in Schedule 6 hereto.
4.2	The Call Option Price shall be satisfied by the Purchaser solely in cash in US Dollars.

4.3	Currency conversion
For the purposes of the calculation of the US Dollar equivalent of D for the Call Option Price, the rate of exchange to be used shall be the official RUR/USD rate set by the Central Bank of the Russian Federation for the day immediately preceding the date(s) of the payment(s) of D by the Purchaser to the Seller (i.e., the day on which the relevant wire transfer was initiated).
5.	PUT OPTION PRICE

5.1	Put Option Price
The Put Option Price shall be calculated in US Dollars in accordance with the following formula:

P = R* ((I1+(I1*0.04)*(N1/365)) + (Ix+(Ix*0.04)*(Nx/365)) – D), where

‘R’ is (i) a part of the Share in respect of which the Seller exercised the Put Option, expressed as a fraction where the Share owned by the Seller on the date of the Exercise Notice shall be used in the denominator (defined as the percentage of the entire share capital of the Company on the date of the Exercise Notice) and the numerator is the part of the Share in respect of which the Seller exercised the Put Option (defined as the percentage of the entire share capital of the Company on the date of the Exercise Notice); or (ii) ‘1’ in case the Seller exercised the Put Option in respect of the entire Share;

‘P’ is the Put Option Price;

‘I1’ is the Initial Investment Amount;

‘Ix’ is the Subsequent Investment Amount;

‘N1’ is the number of days lapsed from the date of the crediting of the Initial Investment Amount in full to the Company’s bank account (inclusive) until the date of debiting of the Put Option Price from the Purchaser’s bank account (inclusive). In case of satisfaction of the Put Option Price with IPG Stock (in full or in part) ‘N1‘ will mean the number of days lapsed from the date of the crediting of the Initial Investment Amount in full to the Company’s bank account (inclusive) until the date of the issue and placement to the Corporation of the IPG Stock pursuant to clause 5.2 below (inclusive);

‘Nx’ is the number of days lapsed from the date of the crediting of the relevant Subsequent Investment Amount to the Company’s bank account (inclusive) until the date of debiting of the Put Option Price from the Purchaser’s bank account (inclusive). In case of satisfaction of the Put Option Price with IPG Stock (in full or in part) ‘N1‘ will mean the number of days lapsed from the date of the crediting of the Initial Investment Amount in full to the Company’s bank account (inclusive) until the date of the issue and placement to the Corporation of the IPG Stock pursuant to clause 5.2 below (inclusive);

‘D’ is the sum of all (i) funds that the Seller has received from IPG in respect of the Share in connection with the partial exercise of the Call Option and/or Put Option; plus (ii) Compensation. In the event that ‘P’ is a negative number as a result of the deduction of any ‘D’ amounts, the Put Option Price shall be deemed equal ‘0’;

‘*’ is the mathematical symbol of multiplication;

‘+’ is the mathematical symbol of addition;

‘/’ is the mathematical symbol of division.

For the avoidance of doubt the ‘(Ix+(Ix*0.04)*(Nx/365))‘ part of the formula shall apply in respect of each subsequent cash contribution made by the Seller. For illustration purposes, the calculation of the Put Option Price is set forth on Schedule 6 hereto.
5.2	Satisfaction of the Put Option Price
(a)	Always subject to paragraphs (b) and (c) of this clause 5.2 the Seller shall have the right at its sole discretion to choose that the Put Option Price be satisfied in (i) cash in US Dollars; or (ii) shares of common stock, par value $.0001 per share, of the Purchaser (“IPG Stock”); or (iii) any combination of (i) and (ii); provided however if IPG Stock shall no longer be registered under Section 12 of the Exchange Act and listed on a recognized national securities exchange in the United States (the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange and any successors to such an exchange) for any reason (including without limitation, because it went private, was sold or merged) and is otherwise able to make the representations contained in Section 3B of the form of Stock Purchase Agreement set forth as Schedule 4, Seller shall not have the right to exercise its rights under clauses 5.2(a)(ii) or 5.2(a)(iii) in which event the Purchaser shall pay solely cash under clause 5.2(a) in satisfaction of the Put Option Price. The Seller shall expressly indicate the preferred method for the satisfaction of the Put Option Price in the Put Exercise Notice.
(b)	In the event that the Seller wishes that the Put Option Price (or any part thereof) shall be satisfied with IPG Stock, for the purposes of calculating the amount of IPG Stock to be transferred to the Seller, the value of such IPG Stock shall be the 30 day volume weighted average price (“VWAP”) of the common stock of the Purchaser taken for the period of 30 calendar days lapsed from date of the Put Exercise Notice based upon reliable data provided by the Nasdaq Stock Market, or Bloomberg, discounted by 5 per. cent. The Purchaser shall present to the Seller a calculation of the VWAP and the support for such calculation a reasonable time prior to the transfer and Seller shall have the right to review. If the Seller does not disagree with the VWAP calculation provided by the Purchaser within five Business Days of its delivery to the Seller, then the Purchaser’s VWAP calculation shall be considered final; if the Seller disagrees with the VWAP calculation provided by the Purchaser within five business days of its delivery to the Seller, then the Seller and the Purchaser shall work in good faith to mutually agree upon the VWAP prior to the Put Option Completion Date; provided that if the Seller and the Purchaser cannot agree upon the VWAP calculation within ten Business Days of its delivery to the Seller, then the disagreement shall be finally resolved by the chief executive officers (general directors) of the Seller and the Purchaser who shall work in good faith to agree upon the VWAP calculation. In case no agreement is reached by the chief executive officers (general directors) of the Seller and the Purchaser in relation to the VWAP calculation within ten (10) Business Days of the matter having been referred to the chief executive officers (general directors) of the Seller and the Purchaser, the Deadlock (as defined by the Investment Agreement) shall be deemed to have occurred and such Deadlock shall be resolved by the mediation set forth in the Investment Agreement. The beneficial ownership (whether direct or indirect) that the Seller may have in the share capital of the Purchaser at any time, may not exceed 9.9 per. cent of the issued and outstanding common stock of the Purchaser; and the Purchaser shall not be obliged to issue shares of its common stock that would result in the Seller’s beneficial ownership (direct and indirect) exceeding 9.9 per. cent of all issued and outstanding common stock of the Purchaser to the Seller as a result of the exercise of the Put Option.
5.3	Currency conversion
For the purposes of the calculation of the US Dollar equivalent of D, for the purposes of determining the Put Option Price, the rate of exchange to be used shall be the official RUR/USD rate set by the Central Bank of the Russian Federation for the day immediately preceding the date(s) of the payment(s) of D by the Purchaser to the Seller (i.e., the day on which the relevant wire transfer was initiated).
6.	CONDITIONS PRECEDENT

6.1	In addition to the other conditions in this Agreement, the exercise of the Call Option shall be conditional upon no Put Exercise Notice having already properly been served by the Seller pursuant to this Agreement, and this Agreement remaining in full force and effect.

6.2	In addition to the other conditions in this Agreement, the exercise of the Put Option shall be conditional upon no Call Exercise Notice having already been properly served by the Purchaser pursuant to this Agreement, and this Agreement remaining in full force and effect.

7.	CALL OPTION COMPLETION

7.1	A Call Option Completion shall take place on a Business Day that is between 30 and 45 days after the service of a Call Exercise Notice, as mutually agreed by Seller and the Purchaser (and absent such agreement shall be the 45th such day), provided that all required third-party consents and approvals in order to effect the transfer of the Share to the Purchaser and/or its designee, shall have been obtained.

7.2	At a Call Option Completion the relevant parties shall take all (not just some or any) of the following actions in the sequence outlined below, with each subsequent action being subject to the completion of the preceding one:
(a)	the Seller and the Purchaser and/or its designee shall execute in front of a Russian notary public the Transfer Agreement with respect to the transfer of the Share (unless Russian law provides otherwise);

(b)	the Purchaser shall pay to the Seller the Call Option Price in US Dollars in immediately available funds by bank automated transfer to such bank account as the Seller shall specify by written notice to the Purchaser within 10 (ten) Business Days prior to the Call Option Completion and provide the Seller with the document confirming such payment;

(c)	the Seller shall execute in front of a Russian notary public a statutory application required in order to record the transfer of the Share (or part thereof) in the name of the Purchaser and/or its designee in the Unified State Register of Legal Entities;

(d)	the parties shall further do all such things and execute, obtain and file all such documents as may be required in order to complete the transfer of the Share (or part thereof) with full title guarantee free from any Encumbrance to the Purchaser and/or its designee in accordance with applicable legislation and this Agreement; and

(e)	in the event that the Share remaining after the Call Option Completion is less than 10.01%, the Seller shall cause each member of the board of directors of the Company appointed from amongst the candidates of the Seller, to sign the notice of resignation.
7.3	If for any reason, other than within the sole control of the Purchaser, the provisions of clause 7.2 have not been complied with at the Call Option Completion, the Purchaser shall be entitled (in addition to, and without prejudice to any other rights or remedies available to it) to elect to fix a new date upon which the Call Option Completion is to take place, in which case the Call Exercise Notice shall remain in effect up to and including the Call Option Completion as so deferred. If the Purchaser elects not to fix a new date upon which the Call Option Completion shall occur, the relevant Call Exercise Notice shall cease to be of any effect. For the avoidance of doubt nothing in this clause shall prevent the parties, acting in good faith, from agreeing a new date of the Call Option Completion.

8.	PUT OPTION COMPLETION

8.1	A Put Option Completion shall take place on a Business Day that is between 30 and 180 days after the service of a Put Exercise Notice, as mutually agreed by Seller and the Purchaser (and absent such agreement shall be the 180th such day), provided further that all required third-party consents and approvals in order to effect the transfer of the Share to the Purchaser and/or its designee shall have been obtained.

8.2	At a Put Option Completion the relevant parties shall take all (not just some or any) of the following actions in the sequence outlined below, with each subsequent action being subject to the completion of the preceding one:
(a)	the Seller and the Purchaser and/or its designee shall execute in front of a Russian notary public a Transfer Agreement with respect to the transfer of the Share (unless Russian law provides otherwise);

(b)	the Purchaser shall satisfy the Put Option Price on the Put Option Completion Date:
(i)	if in cash — in US Dollars in immediately available funds by bank automated transfer to such bank account (as the Seller shall specify by written notice to the Purchaser within 10 (ten) Business Days prior to the Put Option Completion) and provide the Seller with the document confirming such payment; and/or

(ii)	if with IPG Stock — by transferring full beneficial and legal title to the relevant IPG Stock to the Seller in accordance with the IPG Stock Purchase Agreement;
(c)	the Seller shall execute in front of a Russian notary public a statutory application required in order to record the transfer of the Share (or part thereof) in the name of the Purchaser and/or its designee in the Unified State Register of Legal Entities;

(d)	the Seller and the Purchaser shall further do all such things and execute, obtain and file all such documents as may be required in order to complete the transfer of the Share (or part thereof) with full title guarantee free from any Encumbrance to the Purchaser and/or its designee in accordance with applicable legislation and this Agreement;

(e)	if IPG Stock shall be used to satisfy the Put Option Price, the Seller and the Purchaser shall execute and deliver a stock purchase agreement substantially in the form attached at schedule 4 (the “IPG Stock Purchase Agreement”) and a registration rights agreement substantially in the form attached at schedule 5 (the “IPG Registration Rights Agreement”), and the Purchaser at its own expense shall make all required filings as required by the rules of NASDAQ Stock Market in order to issue IPG Stock to the Seller from time to time; and

(f)	in the event that the Share remaining after the Put Option Completion is less than 10.01%, the Seller shall cause each member of the board of directors of the Company appointed from amongst the candidates of the Seller, to resign.
8.3	If for any reason, other than within the sole control of the Seller, the provisions of clause 8.2 have not been complied with at Put Option Completion, the Seller shall be entitled (in addition to, and without prejudice to any other rights or remedies available to it) by written notice to the Purchaser to elect to fix a new date upon which the Put Option Completion is to take place, in which case the Put Exercise Notice shall remain in effect up to and including the Put Option Completion as so deferred. If the Seller elects not to fix a new date upon which the Put Option Completion shall occur, the relevant Put Exercise Notice shall cease to be of any effect. For the avoidance of doubt nothing in this clause shall prevent the parties, acting in good faith, from agreeing a new date of the Put Option Completion.
9.      ENJOYMENT OF RIGHTS ATTACHING TO THE SHARE
Until the Completion Date, the Seller shall be entitled to exercise all voting and other rights attached to the Share and shall be entitled to receive and retain all dividends and other distributions in respect of the Share, provided that, except with the prior written consent of he Purchaser (which shall not be unreasonably withheld or delayed), it will not exercise any voting rights or other rights in respect of the Share in breach of the Investment Agreement or Participants Agreement.
10.     UNDERTAKINGS AND WARRANTIES
10.1	Each party warrants to the other in respect of itself only that:
(a)	it has the requisite power and authority to enter into and perform this Agreement;

(b)	this Agreement has been duly authorised and executed by, and constitutes a binding obligation upon, it;

(c)	compliance with the terms of this Agreement does not and will not conflict with, or constitute a default under, any provision of:
(i)	any agreement or instrument by which it is bound; or

(ii)	its or the Company’s charter; or

(iii)	any lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which it is bound;
(d)	to its knowledge, no further consent, approval or authorisation of any governmental agency or other person is required by it for the entry into and the performance of its obligations under this Agreement.
10.2	The Seller warrants to the Purchaser that:
(a)	until such time as the Share is transferred to the Purchaser pursuant to this Agreement or the Options lapse, the Seller will not dispose of, pledge, charge, Encumber or grant any rights over any of the Share other than pursuant to the Investment Agreement; and

(b)	save for the provided in clause 10.5, the Seller has the right to sell and transfer the full legal and beneficial interest in the Share, free from any Encumbrance, to the Purchaser and/or its designees and the Share is fully paid for.
10.3	In the event of the exercise of an Option pursuant to the terms of this Agreement, the Seller, from the date of the Exercise Notice and up to and including the Completion Date,

will use its best endeavours to procure that no changes will be made to the board of directors of the Company without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed) save for the case where such change is necessary to replace any member of the board of directors of the Company appointed from amongst the candidates of the Seller.
10.4	Prior to the seventh anniversary of the IA Completion, the Seller shall not, without the prior written consent of Purchaser:
(a)	acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any voting securities or direct or indirect rights to acquire beneficial ownership of any voting securities, securities or instruments convertible into such securities, debt securities or derivatives of any of the foregoing of the Purchaser , or of any successor to or person in Control (as defined in the Investment Agreement) of the Purchaser, or all, substantially all or any material assets of Purchaser or of any such successor or controlling person; provided, however, that notwithstanding the foregoing, nothing herein shall prohibit the Seller from (i) acquiring its Share or increasing its Share only as expressly set forth in the Investment Agreement, (ii)

acquiring voting securities of the Purchaser if after such acquisition the Seller will become a beneficial owner of less than 9.9% in the aggregate of the voting securities or direct or indirect rights to acquire any voting securities of the Purchaser or of any successor to the Purchaser; (iii) entering into good faith confidential negotiations with IPG Photonics Corporation in respect of any of the above or (iv) purchase of products or services in the ordinary course of business;

(b)	make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission of the United States of America), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Purchaser;

(c)	make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Purchaser or any of its securities or assets; or

(d)	form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 of the United States of America in connection with any of the foregoing.
The Seller shall promptly notify the Purchaser of any inquiry made of, or proposal made to, the Seller in relation to any of the matters listed above and which would require the prior written consent of the Purchaser, , provided that such inquiry or proposal has been made (or is capable of being made) with a view to creating a binding commitment on the part of the inquirer or proposer and/or the Seller.
10.5	The Seller further agrees to provide reasonable assistance as may be requested by Purchaser from time to time to allow the Purchaser to monitor compliance by the Seller with the restrictions of clause 10.4, including providing the Purchaser with documentary evidence (such as, for example, brokers’ statements) of trading activities in the voting securities of the Purchaser to the extent required and permitted by applicable law and without material prejudice to the interests of the Seller or its controlling Person.
10.6	Payment covenant
(a)	Notwithstanding anything in this Agreement to the contrary, the Purchaser covenants with the Seller that upon the occurrence of a Relevant Event (as defined in sub-paragraph (e) below), the Purchaser at the request of the Seller will pay to the Seller in cash in US Dollars in immediately available funds by bank automated transfer to such bank account as the Seller shall specify by written notice to the Purchaser the Put Option Price calculated at the date of the request for payment under this clause 10.6 PROVIDED ALWAYS THAT the right of the Seller to request such payment can only be exercised on or after the 5th anniversary of the IA Completion. The Purchaser shall pay the Put Option Price to the Seller within 90 days upon the receipt of a request from the Seller for the same. The date on which the Purchaser pays the Put Option Price pursuant to this clause 10.6 shall be the “Relevant Completion Date”.
(b)	The rights and obligations arising pursuant to this clause 10.6 shall not be extinguished or otherwise affected by the dissolution of the Company or cancellation of the Share.

(c)	If the Seller exercises its rights under this clause 10.6 and is paid the Put Option Price pursuant to sub-paragraph (a) above, the Seller shall no longer be entitled to exercise its rights under clause 3 hereof and shall assign all of its rights as participant of the Company to the Purchaser and the Seller agrees that the events described under sub-paragraph (a) hereof shall not constitute Dilution.

(d)	If and to the extent that the Seller retains any interest whatsoever in the Share following the occurrence of the Relevant Event, the Seller shall with effect from the payment of the Put Option Price under sub-clause (a) above hold such interest on trust absolutely for the Purchaser or as the Purchaser directs.

(e)	For the purpose of this clause 10.6, “Relevant Event” means, the Company ceasing to exist as a legal entity (in accordance with any applicable laws) prior to the fifth anniversary of the IA Completion with the consequent cancellation of the Share either as a result of the liquidation of, or bankruptcy proceedings relating to, the Company (except where such liquidation or proceedings, as the case may be, are initiated, procured or otherwise specifically approved in writing by the Seller).

(f)	For the purpose of this clause 10.6, the expression “Put Option Price” shall have the meaning ascribed to it in clause 5.1, save that:

the element of the formula designated as ‘R’ shall be replaced in its entirety with the following wording:

“‘R’ is equal to 1”.
11.     PRE-EMPTION RIGHTS
11.1	The Seller hereby waives or agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Share whether under the Company’s charter or Russian law or otherwise pursuant to the procedure provided by the Company’s charter and Russian law, such that the Share may be transferred pursuant to this Agreement.

11.2	The Purchaser, subject to applicable laws and regulations, hereby waives or agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the IPG Stock whether under the Purchaser’s charter or otherwise, such that the IPG Stock may be transferred pursuant to this Agreement.

11.3	The Purchaser hereby waives and agrees to procure the waiver by IPG Laser and/or the Company of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Share whether under the Company’s charter or Russian law or otherwise pursuant to the procedure provided by the Company’s charter and Russian law, such that the Share may be transferred pursuant to this Agreement.
12.     DISPUTES
(a)	Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English; written evidence may, however, be provided in the Russian language.
(b)	During the pendency of the arbitration, the parties hereto agree to stay all other court proceedings wherever pending, until the resolution of the dispute by way of arbitration, as provided herein.

13.     NOTICES
13.1	Any notice or other document to be served under this Agreement may be delivered by hand or sent by an internationally recognized courier service to the party to be served at its address appearing at clause 13.5 or at such other address as it may have notified to the other party in accordance with this clause 13.

13.2	Any notice or document shall be deemed to have been served at the time of delivery, provided that in each case where delivery occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

13.3	In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon.

13.4	Any notice or other document served in accordance with clause 13.1 shall be additionally sent by fax at the fax number indicate in clause 13.5. For the avoidance of doubt, any notice or document sent by fax shall not be deemed made unless the same notice or document has been served in accordance with clause 13.1.

13.5	The following are the addresses of the parties for the purposes of clause 13.1 above.

For the Seller:	10A Prospekt 60-letia Oktyabrya Moscow, Russia 117036 For the attention of: General Director Facsimile: +7 495 542 4434

For the Purchaser:	50 Old Webster Road Oxford, MA 01540 Attention: General Counsel Facsimile: 508-373-1134
14.     FURTHER ASSURANCE
14.1	Each party agrees (at its own cost) to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other party may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transaction contemplated by this Agreement and for the purpose of vesting in the Purchaser the full legal and beneficial ownership of the Share (or part thereof); and (if relevant) for the purpose of vesting in the Seller the full legal and beneficial ownership of the IPG Stock, including without limitation completion of all related formalities in the Russian Federation or elsewhere (such as but not limited to assigning to the IPG Stock ISIN and CFI codes, opening a custody account in the Russian Federation, transfer of the IPG Stock to such custody account, etc., provided however, that notwithstanding anything to the contrary in this Agreement, or the Stock Transfer Agreement, the Purchaser shall not be required to register the IPG Stock or the Purchaser with, make any filings, obtain any permits or licenses from, the Russian governmental authorities in order to issue the IPG Stock to the Seller unless any such action is required from IPG pursuant to Russian law.). Notwithstanding the said in this clause, the parties shall cooperate with each other in good faith and provide each other with all necessary documentation for the purpose described above.

14.2	Each party shall procure the convening of all meetings and the giving of all waivers and consents and the passing of all resolutions and shall do or procure all other acts and things as may be necessary from such party by law or under the Company’s charter or otherwise in relation to the Company to give effect to the provisions of this Agreement and the exercise of the Options.

14.3	For so long after the Completion Date as it remains the registered holder of the Share (or a part thereof), the Seller shall deal with such Share (or a part thereof) and any distributions, property and rights deriving from it as the Purchaser directs and, in particular, the Seller shall exercise all voting rights as the Purchaser directs or shall execute a power of attorney, which enables the Purchaser or its representative to attend and vote at any meeting of the Company.

14.4	For so long after the Completion Date as it remains the registered holder of the IPG Stock (or a part thereof), the Seller shall have the same rights and privileges under applicable law and the IPG Charter as other holders of common stock of the Purchaser.
15.     GENERAL
15.1	Continuing Effect

Each provision of this Agreement shall continue in full force and effect after Completion, except to the extent that a provision has been fully performed on or before Completion.

15.2	Assignment

Neither party shall be entitled to assign the benefit or burden of any provision of this Agreement without the prior written consent of the other party save for the transfer of rights and liabilities of the Seller hereunder on a one-time basis to its legal successor as a result of its reorganisation by way of transformation into a joint stock company under Russian law pursuant to the relevant federal law.

15.3	Entire agreement

Subject to any terms implied by law, this Agreement, together with the Transfer Agreement (if and when entered into) and the IPG Stock Purchase Agreement represent (if and when entered into) the whole and only agreements between the parties in relation to the sale and purchase of the Share and supersede any previous agreement (whether written or oral) between the parties in relation to the subject matter of these agreements save that nothing in these agreements shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

15.4	Reliance

In entering into this Agreement, neither party may rely on any representation, warranty, collateral contract or other assurance (save for those set out in this Agreement) made by or on behalf of the other party before the signature of this Agreement and each of the parties waives all rights and remedies which, but for this clause 15.4, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Agreement shall exclude liability for, or remedy in respect of, fraudulent misrepresentation.

15.5	Counterparts

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this Agreement but all of which together constitute one and the same instrument. This Agreement shall not be effective until each party has executed at least one counterpart.

15.6	Costs

Each party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and Completion of this Agreement.

15.7	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

15.8	Time of the essence

Time shall not be of the essence of this Agreement, both as regards times, dates and periods specified in the agreement and as to any times, dates or periods that may by agreement between the parties be substituted for any of them unless:
(a)	time is expressly stated to be of the essence in relation to that obligation; or

(b)	one party fails to perform an obligation by the time specified in this Agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.
15.9	Announcements

Neither party shall make or permit any person connected with it to make any announcement concerning this Agreement or any matter ancillary to this Agreement except as required by law or by any competent regulatory body or otherwise only with the written approval of the other party such approval not to be unreasonably withheld or delayed.

15.10	Variation and Waiver
(a)	No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

(b)	Unless expressly agreed, no variation shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

(c)	A waiver of any term, provision or condition (or of any breach of the same) of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it was given.
15.11	Governing law

The construction, validity and performance of this Agreement and all non-contractual obligations arising from or connected with this Agreement shall be governed by the laws of England.

15.12	Waiver of sovereign immunity

To the extent that the Seller may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment or other legal process, the Seller hereby agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

15.13	Rights of third parties

The parties do not intend that any term of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

15.14	Specific performance

Each party to this Agreement acknowledges that monetary damages may not be an adequate remedy for breach, by the other party, of such party’s obligations hereunder. And accordingly each party agrees that they shall be entitled to specific performance of the other party’s obligations herein and to injunctive and other equitable relief, in addition to any other remedy to which they may be entitled at law or in equity.
IN WITNESS whereof this Agreement has been executed and delivered as a deed on the date first above written.

EXECUTED AND DELIVERED AS A DEED	Print name:
by THE RUSSIAN CORPORATION OF NANOTECHNOLOGIES	[General Director] SEAL:

EXECUTED AND DELIVERED AS A DEED	Print name:
by IPG PHOTONICS CORPORATION	[position]

Print name:
[position]

SCHEDULE 1

Form of Call Option Exercise Notice
To: [Seller]
[Date]
Dear Sirs:
Exercise of the Call Option
We [the Purchaser] refer to the Put and Call Option Agreement dated [            ] 201[ ] (“agreement”) and made between yourselves and ourselves and to the Call Option granted by you to us under that agreement.
We hereby give you notice under and pursuant to clause [3] of the agreement that we exercise the Call Option granted by you to us in respect of the “Share” (as defined in the agreement) having, as of the date hereof, a nominal value of RUR [           ] and comprising [     ]% of the share capital of the Company.
We propose that pursuant to clauses [7.1] and [7.2] of the agreement the Call Option Completion (as defined in the agreement) shall take place on [insert date] when the Share should be transferred to [insert name] of [insert address] by virtue of the Transfer Agreement (as defined in the agreement).
[Under clause [3.3] we reserve the right to exercise the Call Option again at a future time.]
Yours faithfully
[Name]
For and on behalf of
[The Purchaser]

SCHEDULE 2

Form of Put Option Exercise Notice
To: [Purchaser]
[Date]
Dear Sirs:
Exercise of the Put Option
We [the Seller] refer to the Put and Call Option Agreement dated [            ] 201[ ] (“agreement”) and made between yourselves and ourselves and to the Put Option granted by you to us under that agreement.
We hereby give you notice under and pursuant to clause [3] of the agreement that we exercise the Put Option granted by you to us in respect of the entire “Share” (as defined in the agreement) having, as of the date hereof, a nominal value of RUR [           ] and comprising [       ]% of the share capital of the Company.
We propose that pursuant to clauses [8.1] and [8.2] of the agreement the Put Option Completion (as defined in the agreement) shall take place on [insert date] when we shall transfer the Share to you and/or your designee by virtue of the Transfer Agreement (as defined in the agreement).
In accordance with clause [5.2] of the agreement, the Put Option Price shall be satisfied as follows: ____% cash and ____% IPG Stock.
Yours faithfully
[Name]
For and on behalf of
[the Seller]

SCHEDULE 3
Form of the Transfer Agreement
[The form is subject to change if such change is necessary pursuant to Russian law requirements]
AGREEMENT
City of Moscow, _______________ two thousand and ___
This Agreement (hereinafter, the “Agreement”) is made by and between:
1.	[Insert the name of the relevant IPG entity], a company incorporated under the laws of [•] with the registration number [•] and having its registered office at [•], represented by [insert name of the representative] acting pursuant to [insert basis for authority] (hereinafter, the “Purchaser”); and

2.	[Company name], a legal entity incorporated and existing under the laws of the Russian Federation with Main State Registration Number [•] and having its registered office at [•], represented by [insert name of the representative] acting pursuant to [insert basis for authority] (hereinafter, the “Seller”),
(jointly — “Parties”, separately — “Party”).
1.	SUBJECT MATTER OF AGREEMENT

1.1	Under this Agreement, the Seller transfers title to (sells), and the Purchaser accepts and acquires (purchases), the [•]% participation share in the charter capital of [insert the full name of the Company], a legal entity incorporated and existing under the laws of the Russian Federation with Main State Registration Number [•] and having its registered office at [•] (hereinafter, the “Company”), having nominal value of RUR [•] free from any third party rights and other encumbrances (hereinafter, the “Share”).

2.	PURCHASE PRICE

2.1	The price payable for the Share shall be US$ [•] (hereinafter, the “Purchase Price”).

2.2	The Purchase Price shall be payable by the Purchaser to the Seller on the date of conclusion of this Agreement by wire transfer in immediately available funds to the bank account of the Seller in the amount of US$ [•] and/or by the transfer (placement) to the Seller of [•] ([•])common stock of the Purchaser.

3.	TRANSFER OF TITLE

3.1	The Share shall transfer to the Purchaser as from the moment of the notarial certification of this Agreement.

3.2	The Purchaser shall simultaneously acquire all rights and obligations of a Company participant that had arisen prior to the notarial certification of the Agreement, except for additional rights and obligations of the Seller, if those exist.

3.3	[The Purchaser hereby confirms that it has obtained [a prior consent of the Russian Federal Antimonopoly Service to the acquisition of the Share as well as] consents and authorizations of all [other] bodies required in order to acquire the Share in accordance with applicable law.]

3.4	The Seller warrants that as of the date of this Agreement it (i) obtained all corporate approvals of its governing bodies, required for the execution of this Agreement as well as any other consents and authorizations; and (ii) the representative of the Seller who executed this Agreement on its behalf has all requisite powers.

3.5	The Purchaser warrants that as of the date of this Agreement it (i) obtained all corporate approvals of its governing bodies, required for the execution of this Agreement as well as any other consents and authorizations; and (ii) the representative of the Purchaser who executed this Agreement on its behalf has all requisite powers.

3.6	The Seller warrants to the Purchaser that (i) there are no encumbrance of whatsoever nature on the Share; (ii) the Seller has granted no rights or options to acquire any rights in the Share (or a part thereof) to a person or entity other than the Purchaser; and (iii) there are no outstanding obligations on its part to make contributions to the assets of the Company. These warranties shall survive the completion of the transactions contemplated hereby.

4.	NOTICES

4.1	Save as otherwise provided in this Agreement, any notice, demand or other communication (“Notice”) to be given by any party under, or in connection with, this Agreement shall be in writing, and signed by or on behalf of the party giving it in each case marked for the attention of the relevant party to which it is addressed. Any Notice shall be delivered by hand or with a courier service (DHL, UPS, Pony Express or TNT) or by registered mail at the address indicated in clause 4.3 below.

4.2	Any Notice served by hand, with a courier service or by registered mail shall be deemed to have been duly given or made at the time of delivery provided that in each case where delivery occurs after 6 p.m. on a business day or on a day which is not a business day, service shall be deemed to occur at 9 a.m. on the next following business day.

4.3	The addresses of the parties for the purpose of clause 4.1:

Seller:

[insert the addressee]

[insert the address]

[insert the relevant officer, if applicable]

Purchaser:

[insert the addressee]

[insert the address]

[insert the relevant officer, if applicable]

4.4	A party may notify another party to this Agreement of a change to its name, relevant addressee or address or fax number for the purposes of this clause 4, provided that such Notice shall only be effective on:
4.4.1	the date specified in the Notice as the date on which the change is to take place; or

4.4.2	if no date is specified or the date specified is less than five (5) business days after the date on which Notice is given, the date following five (5) business days after Notice of any change has been given.
4.5	In proving service it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered to the address shown thereon.

5.	MISCELLANEOUS

5.1	Parties have agreed that the obligation to notify the Company of the transfer of the Share to the Purchaser and to deliver to the Company a copy of the application to register changes in the USRLE (as defined below) in connection with the transfer of the Share to the Purchaser shall be performed by the Seller.

5.2	The Seller was informed by the notary on the requirement to sign application for making the relevant changes in the Unified State Register of Legal Entities (“USRLE”) in accordance with the Federal Law ‘On Registration of Legal Entities and Individual Entrepreneurs’.

5.3	Costs and expenses relating to the certification of this Agreement, attesting the authenticity of signature on the application for making changes in the USRLE and filing of the application with the registration authority shall be borne by the Parties 50/50.

5.4	This Agreement shall be governed by and construed in accordance with the laws of the Russian Federation.

6.	ARBITRATION

6.1	Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English; written evidence may, however, be provided in the Russian language.

6.2	During the pendency of the arbitration, the parties hereto agree to stay all other court proceedings wherever pending, until the resolution of the dispute by way of arbitration, as provided herein.

7.	COUNTERPARTS

7.1	This Agreement is subject to notarial certification.

7.2	This Agreement is executed in [three] original copies having equal legal force. One original is kept in the notary’s records at [•] and one for each of the Parties hereunder.

8.	PARTIES’ DETAILS

[insert details]
This Agreement was read by the notary aloud before its execution. All the signatories attest in front of the notary that the contents of this Agreement are clear to them and terms and conditions of the transaction are not unjust.
SIGNATURES OF THE PARTIES

[Company name]

By:	[•]
Title:	[•]

[Company name]

By:	[•]
Title:	[•]

City of Moscow
[_________] two thousand and ____
This Agreement is certified by me, [_________], notary public in the City of Moscow.
The Agreement is executed by the parties in my presence.
Identity and legal capacity of the signatories under the Agreement is ascertained, legal capacity of [Company name]
and of the Russian Corporation of Nanotechnologies and powers of the representatives thereof are verified.
Registered in the register under No. [_________]
Charge under notarial tariff RUR [_________]
Legal and technical assistance: RUR [_________]
Notary
The present Agreement is translated from Russian into English by a certified translator.
Signature: ________________
City of Moscow
[_________] two thousand and ____
I, [_________], notary public in the City of Moscow hereby certify genuineness of the signature of [_________] made in my presence. Her identity is ascertained.
Registered in the register under No. [_________]
Charge under notarial tariff RUR [_________]
Legal and technical assistance: RUR [_________]
Notary
The translation of the present Agreement from Russian into English was made by the translator aloud.
Signature: ________________
City of Moscow
[_________] two thousand and ____
I, [_________], notary public in the City of Moscow, hereby certify genuineness of the signature of [_________] made in my presence. Her identity is ascertained.
Registered in the register under No. [_________]
Charge under notarial tariff RUR [_________]
Legal and technical assistance: RUR [_________]
Notary
Altogether ______ pages — bound, numbered and sealed.
Notary

SCHEDULE 4
Form of IPG Stock Purchase Agreement
IPG PHOTONICS CORPORATION
STOCK PURCHASE AGREEMENT
     THIS AGREEMENT (this “Agreement”) is made as of ____, by and among IPG Photonics Corporation, a Delaware corporation (the “Company”), and the Russian Corporation of Nanotechnologies, a legal entity incorporated and existing under the laws of the Russian Federation with Main State Registration Number 1077799020452 (“Investor”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.
     WHEREAS, the Company and Investor have entered into that certain Put and Call Option Agreement (the “Option Agreement”), dated ______, 2010;
     WHEREAS, the Investor has exercised its Put Option (as such term is defined in the Option Agreement) and has elected to receive the Securities (as defined below) as [partial][full] consideration for the sale and transfer of Investor’s participation share of Limited Liability Company “Scientific and Technical Association “IRE-Polus”, a legal entity established and existing under the laws of the Russian Federation with Main State Registration Number [     ](“IRE-Polus”);
     WHEREAS, the Company, or it’s designee, and Inventor have entered into that certain Transfer Agreement (“Transfer Agreement”), dated _________, ______, pursuant to which the Investor is transferring its participating share in IRE-Polus to the Company or its designee; and
     WHEREAS, the Company and Investor have entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated ______, 20__.
     The parties hereto agree as follows:
     Section 1. Authorization and Put Option Closing.
     1A. Authorization of the Stock. In consideration for Investor’s execution of the Transfer Agreement (substantially in the form of Schedule 3 to the Option Agreement) between the Investor and the Company or its designee (the “Transfer Agreement”), the Company has authorized the issuance to Investor of [          ] validly issued, fully paid and non-assessable shares of its common stock, par value $.0001 per share (the “Securities”).
     lB. Issuance of the Securities. At the Put Option Closing (as defined below), the Company shall issue to Investor and, subject to the terms and conditions set forth herein, Investor shall acquire from the Company, the a stock certificate evidencing the Securities set forth in Section 1A, registered in Investor’s name.
     1C. The Put Option Closing. The closing of the issuance of the Securities (the “Put Option Closing”) shall take place at the law offices of legal counsel for the Company on _____.
     Section 2. Conditions to Put Option Closing.
     2A. The obligation of Investor to acquire the Securities to be received by it at the Put Option Closing is subject to the satisfaction or waiver as of the Put Option Closing of the following conditions: (i) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Put Option Closing, and (ii) the consummation of the acts contemplated by clause 8.2 of the Option Agreement shall have occurred contemporaneously with the Put Option Closing.
     2B. The obligation of the Company to issue the Securities to Investor at the Put Option Closing is subject to the satisfaction as of the Put Option Closing of the following conditions: (i) the representations and warranties of Investor contained in Section 4 hereof shall be true and correct and Investor shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Put Option Closing, and (ii) the consummation of the acts contemplated by clause 8.2 of the Option Agreement shall have occurred contemporaneously with the Put Option Closing, including but not limited to the sale of the share of IRE-Polus by Investor to the Company or its designee.
     Section 3. Representations and Warranties of the Company. As a material inducement to Investor to enter into this Agreement and acquire the Securities, the Company hereby represents and warrants to Investor that:
     3A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the business, financial condition and operating results of the Company taken as a whole. The Company has all requisite corporate power and authority necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.
     3B. Capital Stock and Related Matters.
     (a) As of the Put Option Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (i) 5,000,000 shares of preferred stock, par value $.0001 per share, and (ii) 175,000,000 shares of common stock, par value $.0001 per share.
     (b) There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder. Based in part on the investment representations of Investor in Section 4 hereof, the offer and issuance of the Securities hereunder do not and will not require registration under the Securities Act or any applicable state securities laws.
     (c) Upon issuance of the Securities hereunder to Investor, the Securities shall be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances (other than the restrictions on transfer under the Securities Act or any applicable state securities laws).
     (d) The Securities to be issued hereunder are registered under Section 12(b) of the U.S. Exchange Act of 1934, as amended (the “Exchange Act”), listed on the NASDAQ Global Select Market (or such other national exchange permitted under the Put and Call Option Agreement), and have been accepted (to the extent applicable) for listing on such Exchange.
     (e) The Company has, and as of the Closing will have, filed and or furnished with the U.S. Securities and Exchange Commission (the “Commission”) all of its reports required to be filed or furnished with the Commission under Sections 13, 14 and 15(d) of the Exchange Act for a period of at least 12 calendar months (such reports to be referred to as the “Company SEC Reports”).
     (f) The Company SEC Reports and associated public disclosures filed during the twelve month period prior to the Closing, taken as a whole, did not and will not as of the Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (g) At all times during the [VWAP Period] and as of the Closing, the Company SEC Reports and associated public disclosures, taken as a whole, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (h) The Company is eligible to use a short form registration statement on Form S-3 (or applicable successor form) to register for resale the Securities to be issued hereunder pursuant to the terms and conditions of the Registration Rights Agreement.
     (j) There is no litigation pending or threatened with respect to the issuance of the Securities hereunder.
     (i) Neither the Company, nor any of its subsidiaries shall have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement or the transactions contemplated hereby.
     3C. Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Transaction Documents and all other agreements contemplated hereby or thereby to which the Company is a party have been duly authorized by the Company. This Agreement, the other Transaction Documents and all other agreements and instruments contemplated hereby or thereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the other Transaction Documents and all other agreements and instruments contemplated hereby or thereby to which the Company is a party, the offering and issuance of the Securities hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (including without limitation and self regulatory organization such as the exchange on which the Securities may be listed) pursuant to, the Certificate of Incorporation or Bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.
     Section 4. Representations and Warranties of Investor. As a material inducement to the Company to enter into this Agreement and issue the Securities, Investor hereby represents and warrants to the Company that:
     4A. Authorization; No Breach. This Agreement, the other Transaction Documents and all other agreements and instruments contemplated hereby or thereby each constitutes a valid and binding obligation of Investor, enforceable in accordance with its terms. The execution and delivery by Investor of this Agreement, the other Transaction Documents and all other agreements and instruments contemplated hereby or thereby to which Investor is a party, the purchase of the Securities hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by Investor do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Articles of Association of Investor, or any law, statute, rule or regulation to which Investor is subject, or any agreement, instrument, order, judgment or decree to which Investor is a party or by which it is bound.
     4B. Investor Investment Representations. Investor, hereby represents (i) that it is acquiring the Securities acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (ii) that it is not a U.S. Person as defined under Regulation S promulgated under the Securities Act, (iii) that the

Securities were not offered to it by any means of general solicitation or general advertising, (iv) that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company, and (v) that it is able to bear the economic risks of an investment in the Securities and could afford a complete loss of such investment.
     4C. Non-Registration of Securities. Investor understands that the Securities are not registered under the Securities Act, or any state securities laws. Investor understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation S promulgated thereunder, based, in part, upon the representations, warranties and agreements of Investor contained in this Agreement. Investor acknowledges that the Company has no obligation to register the Securities under the Securities Act or any state securities laws, except as set forth in the Registration Rights Agreement. Investor understands that neither the Securities and Exchange Commission, any state securities commission nor any other regulatory authority has approved the Securities or reviewed or passed upon or endorsed the merits of an offering of the Securities or confirmed the accuracy or determined the adequacy of any materials of the Company submitted to it.
     4D. Disclosure and Access. Investor is aware that an investment in the Securities involves a number of significant risks. Investor has reviewed the Form 10-K for the year ended December 31, ____ (the “Form 10-K”) filed by the Company with the Securities and Exchange Commission, including the risk factors set forth therein. Investor has received the audited financial statements of the Company as of and for the period ended December 31, ____ contained in the Form 10-K contained and all other documents requested by Investor, has carefully reviewed them and understands the information contained therein. Also, Investor has reviewed the Form 10-Q for the quarterly period ended ______ filed by the Company with the Securities and Exchange Commission. Investor has had a reasonable opportunity to ask questions of, receive answers and obtain any additional information from a person or persons acting on behalf of the Company concerning the offering of the Securities and the business, financial condition, results of operations, litigation, and prospects of the Company, and all such questions have been answered to the full satisfaction of Investor. Investor has had the opportunity to obtain any additional information to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense and has had the opportunity to have representatives of the Company provide it with such additional information regarding the terms and conditions of this investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by Investor.
     4E. Legend. Each certificate for Securities shall be imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
     Section 5 Restrictions on Ownership.
     5A. Prior to the fifth anniversary of the date hereof, Investor will not, without the prior written consent of the Company or its Board of Directors:
i.	acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any voting securities or direct or indirect rights to acquire beneficial ownership of any voting securities of the Company or any securities or instruments convertible into such securities, including, inter alia, any derivatives, debt instruments, etc. or material assets (except for products) or business of the Company or any subsidiary or division thereof or of any such successor or controlling Person; provided, however, that notwithstanding the foregoing, nothing herein shall prohibit Investor from acquiring voting securities of the Company if after such acquisition Investor is the beneficial owner of less than 9.9% in the aggregate of the voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or Person in control of the Company or entering into good faith confidential negotiations with the Company in respect of any of the above;

ii.	make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any Person or entity with respect to the voting of any voting securities of the Company;

iii.	make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets; or

iv.	form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing.
     Investor will promptly advise the Company of any inquiry or proposal made to Investor with respect to any of the foregoing.
     Notwithstanding anything to the contrary in the foregoing, the restrictions contained in this Section 5A shall be suspended during such time (y) as the Board of Directors of the Company determines to accept bids from any responsible bidder to obtain the best price for the sale of the Company but only so long as the Company continues to accept such bids or negotiate or consummate a transaction with any bidder, and (z) as any third party makes an unsolicited offer to acquire more than fifty percent (50%) of the outstanding voting securities of the Company, but only so long as such offer is outstanding.
     5B. Investor agrees to provide reasonable assistance as requested by the Company to allow the Company to monitor Investor’s compliance with the restrictions of this Section 5, including providing the Company with documentary evidence (such as brokers’ statements) of trading activities in the Common Stock. In addition, Investor agrees to hold all Securities in book-entry form with the Company’s transfer agent until such time as they are transferred.
     Section 6. Miscellaneous.
     6A. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
     6B. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Investor or on its behalf.
     6C. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement that are for Investor benefit as a holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities.

     6D. No Assignment. No party hereto may sell, assign, transfer or otherwise dispose of this Agreement without the prior written consent of the other party hereto save for the transfer of rights and liabilities of the Investor hereunder on a one-time basis to its legal successor as a result of its reorganisation by way of transformation into a joint stock company under Russian law pursuant to the relevant federal law. Any attempted assignment of this Agreement not in compliance with the terms of this subsection will be null and void.
     6E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     6F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
     6G. Delivery by Facsimile or Electronic Mail. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
     6H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
     6I. Governing Law; Jurisdiction and Consent to Service. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party to this Agreement (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought solely in the state or federal courts of the State of Delaware; (ii) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (iii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.
     6J. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient with confirmed answer back, at the addresses indicated below (or at such other address as shall be given in writing by one party to the others):
If to the Company:
IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540
Attention: General Counsel

Telephone: 508-373-1123
Facsimile: 508-373-1134
If to Investor:
To the address set forth below Investor name on the signature pages hereto;
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
     6K. Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
     Section 7. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.
     “Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state.
     “Securities” means (i) the Securities issued hereunder and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.
     “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Transfer Agreement.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

IPG PHOTONICS CORPORATION
By:
	Name:	Valentin P. Gapontsev
	Title:	Chief Executive Officer

THE RUSSIAN CORPORATION OF NANOTECHNOLOGIES
By:
Name:
Title:
Address:

SCHEDULE 5
Form of IPG Registration Rights Agreement
REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (the “Agreement”) is made and entered into as of this ___ day of _______, ___, by and among IPG Photonics Corporation, a Delaware corporation (the “Company”), and The Russian Corporation of Nanotechnologies, a legal entity incorporated and existing under the laws of the Russian Federation with Main State Registration Number 1077799020452 (together with its permitted successors and assigns as provided in this Agreement, “Holder”).
          WHEREAS, Holder and the Company have entered into that certain Put and Call Option Agreement dated ______, 2010 (the “Option Agreement”);
          WHEREAS, Holder and the Company have entered into an Stock Purchase Agreement dated as of ________, ___ (the “Purchase Agreement”) pursuant to which Holder has exercised its Put Option (as such term is defined in the Option Agreement) by electing to receive shares of Common Stock (such shares issued to Holder pursuant to the Purchase Agreement being the “Restricted Securities”);
          WHEREAS, Holder’s willingness to enter into the Purchase Agreement is conditioned upon the execution and delivery of this Agreement and such execution and delivery is expressly contemplated thereby.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:
1.	Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
a.	“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

b.	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

c.	“Allowed Delay” has the meaning given to such term in Section 2(d)(ii);provided, however that unless otherwise consented to in writing by the Holder, any individual Allowed Delay may not exceed sixty (60) days and any Allowed Delays in any consecutive twelve month period shall not exceed an aggregate of ninety (90) days.

d.	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the applicable laws of, or are in fact closed in, the State of Delaware.

e.	“Put Option Closing” has the meaning given to such term in the Purchase Agreement.

f.	“Common Stock” means the Company’s Common Stock, par value $0.0001 per share, and any securities into which such shares may hereinafter be reclassified.

g.	“Demand Registration” has the meaning given to such term in Section 2(a).

h.	“Effectiveness Period” has the meaning given to such term in Section 3(a).

i.	“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state.

j.	“Piggyback Registration” has the meaning given to such term in Section 2(b).

k.	“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

l.	“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

m.	“Registrable Securities” means (i) the shares of Common Stock acquired by Holder pursuant to the Purchase Agreement and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, however, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act or (B) such security becoming eligible for sale without restriction (including any restriction relating to the availability of current public information about the Company) by Holder pursuant to Rule 144.

n.	“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

o.	“SEC” means the U.S. Securities and Exchange Commission.

p.	“Transfer” means, with respect to the Common Stock or any other security, any offer, pledge, sale, entry into a contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan of, or other transfer or disposal of, directly or indirectly, such Common Stock or other security or any portion of the economic consequences of the ownership of such Common Stock or other security, whether any such transaction is to be settled by delivery of Common Stock, cash or such other securities.
2.	Registration.
a.	Demand Registration. At any time following the Put Option Closing, Holder may deliver to the Company one written request for registration of Registrable Securities by the Company under the 1933 Act (such registration, the “Demand Registration”). Such notice shall specify the number of Registrable Securities held by Holder to be registered. Within fourty five (45) days [ten business days for first registration if notification is given at least thirty days prior to Closing] after delivery of the written notice for a Demand Registration pursuant to this Section 2(a), (A) the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if the Company is not then eligible to use Form S-3 to register the resale of the Registrable Securities, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) and (B) the Company will use commercially reasonable efforts to effect promptly the registration of such Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to Holder and its counsel prior to its filing or other submission.

b.	Piggyback Registration. If the Company at any time proposes to register any of its Common Stock under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both on any registration form (other than Forms S-4 or S-8 or any successor forms), which permits the inclusion of Registrable Securities held by Holder, and Holder has not yet requested that the Company include any of Holder’s Restricted Securities in a Piggyback Registration (as defined herein), then each such time the Company will give written notice to Holder of its intention to do so. Upon the written request of Holder, received by the Company within twenty (20) days after the giving of any such notice by the Company but in any event no later than ten (10) days before filing a Registration Statement, to register any of Holder’s Registrable Securities (a “Piggyback Registration”), the Company will use commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by Holder of such Registrable Securities so registered. The Company shall not include any of Holder’s Registrable Securities in any such registration unless Holder shall have agreed in writing to sell such Registrable Securities on the same terms and conditions as shall apply to the securities to be included in such registration for the Company’s own account. Holder shall have the right to provide such notice for Piggyback Registration once. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to Holder and its counsel prior to its filing or other submission.

c.	Expenses. The Company will pay all expenses associated with any Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

d.	Effectiveness.
i.	The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable. The Company shall notify Holder by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide Holder with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

ii.	The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 in the event that the Company determines in good faith that such suspension is necessary (A) in connection with regular earnings announcements (including any standing policies with respect to such earnings announcements), (B) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time would be, in the good faith opinion of the Company, materially detrimental to the Company or (C) to amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, however, that the Company shall promptly (a) notify Holder in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of Holder) disclose to Holder any material non-public information giving rise to an Allowed Delay, and (b) advise Holder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

iii.	The Company may delay the filing or effectiveness of any Registration Statement during a Allowed Delay or otherwise to accommodate a holdback period referred to in Section 5.
e.	Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires Holder to be named as an “underwriter,” the Company shall use commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Holder is not an “underwriter.” In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Holder as an “underwriter” in such Registration Statement without the prior written consent of Holder, and provided further that, if the Company is required to take any of the actions set forth in clause (i) or (ii) above, it shall consult with Holder and shall take such actions as are reasonably requested by Holder so long as such requested actions are (A) in compliance with the requirements of the SEC, (B) do not require the Company or its affiliates to pay money or undertake or incur additional liability and (C) are reasonably likely to avoid the treatment of Holder as an underwriter.

f.	Selection of Underwriters.
i.	Demand Registration. Holder shall (i) determine whether or not the offering pursuant to the Demand Registration shall be underwritten and (ii) select the investment banker(s) and managing underwriter(s) (in each case, subject to the consent of the Company, which consent shall not be unreasonably withheld) to manage such offering in a Demand Registration.

ii.	Piggyback Registration. The Company shall (i) determine whether or not an offering pursuant to the Piggyback Registration shall be underwritten and (ii) select the investment banker(s) and managing underwriter(s) to manage such offering in a Piggyback Registration.
3.	Company Obligations.
a.	The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:
i.	use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (the “Effectiveness Period”) and advise Holder in writing when the

Effectiveness Period has expired;

ii.	subject to Section 2(d)(ii), prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

iii.	provide copies to and permit counsel designated by Holder to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) Business Days prior to their filing with the SEC;

iv.	furnish to Holder and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder that are covered by the related Registration Statement;

v.	use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order as promptly as possible;

vi.	prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with Holder and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions requested by Holder and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for thisSection 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

vii.	use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

viii.	promptly notify Holder, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

ix.	otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, file any Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.
b.	With a view to making available to Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit Holder to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) one year after such date as all of the Registrable Securities may be sold without restriction (including any restriction relating to the availability of current public information about the Company) by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to Holder upon request, as long as Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act and (B) such other information as may be reasonably requested to permit Holder to sell such securities pursuant to Rule 144 without registration. In addition to and without limiting the foregoing, during the term of this Agreement the Company shall use its reasonable best efforts to remain eligible to use a short form registration statement on Form S-3 (or any successor form thereto) for the registration for the Registrable Shares, and for the term of this Agreement and for a period of six months thereafter, the Company shall use its reasonable best efforts to maintain the listing of the Common Stock on a recognized national U.S. securities exchange.
4.	Obligations of Holder.
a.	Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify Holder of the information the Company requires from Holder in connection with the filing of the Registration Statement. The Company shall not be obligated to register the Registrable Securities of Holder unless and until Holder provides such information.

b.	Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

c.	Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(d)(ii) or (ii) the happening of an event pursuant to Section 3(a)(viii) hereof, Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until Holder is advised by the Company that such dispositions may again be made.

d.	Holder covenants and agrees that it will comply with any applicable prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

e.	Holder covenants and agrees that it will notify the Company in writing promptly following a Transfer of Registrable Securities that results in Holder no longer holding any Registrable Securities.
5.	Holdback.
a.	If the Company at any time shall register Registrable Securities under the 1933 Act (including any registration pursuant to Section 2) for sale to the public pursuant to an underwritten offering in which the Holder is provided the opportunity to participate, Holder shall not sell publicly (other than with respect to those Registrable Securities included in such registration), make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Securities (other than those Registrable Securities included in such registration pursuant to Section 2) without the prior written consent of the underwriter for a period designated in writing by the Company to Holder, which period shall not begin more than ten (10) days prior to the effective date of such registration and shall not last more than ninety (90) days following the effective date of such registration; provided, however that any such restriction on the sale of such Registrable Securities shall not be more restrictive than agreed to by each of the officers and directors of the Company or by any other holder of shares of Common Stock that are the subject of a registration rights agreement. Holder further agrees to execute such agreements as may be requested by the underwriters in any public offering that are consistent with the terms of this Section 5 or that are necessary to give further effect hereto.
6.	Indemnification.
a.	Indemnification by the Company. The Company will indemnify and hold harmless Holder and its officers, directors, members, employees and agents, successors and assigns, and each other Person, if any, who controls Holder within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses (including reasonable attorney’s fees), joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or Prospectus, or any amendment or supplement thereof, or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein misleading; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and will reimburse Holder, and each such officer, director, member, employee and agent, successors and assigns, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the

Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or any such controlling Person in writing specifically for use in such Registration Statement, preliminary prospectus or Prospectus.

b.	Indemnification by Holder. Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of Holder under this Section 6b be greater in amount than the dollar amount of the proceeds (net of all expenses paid by Holder in connection with any claim relating to this Section 6, the amount of any damages Holder has otherwise been required to pay by reason of such untrue statement or omission and any underwriting discounts and commissions) received by Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

c.	Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any single proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

d.	Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) or (b), as applicable, is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.
7.	Confidentiality. If any information disclosed to Holder by Company or its affiliates is identified by the Company or its affiliates as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of Holder hereunder (which actions may include the execution of a confidentiality agreement with the Company).
8.	Miscellaneous.
a.	Termination. This Agreement will automatically terminate with no further obligation of any party hereto as to any particular number of the Registrable Securities when such Registrable Securities have been registered under the 1933 Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities, at the time such Registrable Securities are eligible for sale without restriction (including any restriction relating to the availability of current public information about the Company) by holder pursuant to Rule 144. Sections 2(c), 3(b) (only to the extent stated therein) and 6 shall survive the termination of this Agreement.

b.	Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and Holder.

c.	Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 6J of the Purchase Agreement.

d.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor entity in connection with a merger or consolidation or the Company with another entity, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity, without the prior written consent of Holder; and provided further that Holder may assign its rights hereunder, in whole or in part to any affiliate (as such term is defined under Rule 144) of Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies or obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

e.	Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

f.	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

g.	Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

h.	Entire Agreement. This Agreement and those documents expressly referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter set forth herein.

i.	Construction.
i.	the word “or” will not be exclusive;

ii.	inclusion of items in a list will not be deemed to exclude other terms of similar import;

iii.	all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;

iv.	the word “include” and its correlatives means to include without limitation;

v.	terms that imply gender will include all genders;

vi.	defined terms will have their meanings in the plural and singular case;

vii.	references to Sections, Articles, Annexes and Exhibits are to the Sections, Articles, Annexes and Exhibits to this Agreement; and

viii.	the headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.
j.	Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party to this Agreement: (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought solely in the state or federal courts of the State of Delaware; (ii) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (iii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process. Each party to this Agreement agrees to be bound by any judgment rendered thereby in connection with this Agreement. For the avoidance of doubt, the parties to this Agreement agree that, once an action or proceeding is brought in the above-required forum, the other party to the action or proceeding may bring any counterclaims in the same forum. Each party to this Agreement agrees that service upon it by registered mail shall constitute sufficient notice; provided that nothing herein shall affect the right to serve process in any other manner permitted by law.

k.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.
[Signatures appear on the following page.]

SCHEDULE 6
Illustration Of Call Option Price And Put Option Price
FIRST EVENT: IPG/RN have first partial exercise for 75%of the shares owned by RN

inputs			answer	cummulative
R	0.75	of shares owned by RN that they want to sell
I1	25	initial investment by rusnano
IRRx	0.1	annual interest 8-10% depending on year
NI	1095	calendar days
Ix	10	following investment dependning on exercise of warrants
IRRx	0.09	annual interest 8-10% depending on year
Nx	730	calendar days
D	0	includes any previous payments made by IPG to RN for partial exercises

P (CALL)			33.225
P (PUT)			29.100

so IPG pay RN CELL D11 SECOND EVENT: then one year later IPG/RN has second partial exercise for 50% of the remaining shares owned by RN

inputs			answer
R	0.5	of shares owned by RN that they want to sell
I1	25	initial investment by rusnano
IRRx	0.09	annual interest 8-10% depending on year
NI	1460	calendar days
Ix	10	following invetsment dependning on exercise of warrants
IRRx	0.08	annual interest 8-10% depending on year
Nx	1095	calendar days
D	29.100	includes any previous payments made by IPG to RN for partial exercises

P (CALL)			8.650	41.875
P (PUT)			5.550	34.650

so IPG pays RN CELL D27 THIRD EVENT: then one year later IPG/RN does a thirD partial exercise for 100% of the remainaing shares owned by RN

inputs			answer
R	1	of shares owned by RN that they want to sell
I1	25	initial investment by rusnano
IRRx	0.08	annual interest 8-10% depending on year
NI	1825	calendar days
Ix	10	following invetsment dependning on exercise of warrants
IRRx	0.08	annual interest 8-10% depending on year
Nx	1460	calendar days
D	34.650	includes any previous payments made by IPG to RN for partial exercises

P (CALL)			13.550	55.425
P (PUT)			6.950	41.600